Exhibit 99.1

NEWS For Immediate Release

Editorial Contact:

Joe Horine

Quest Software, Inc.

614.726.4775

Joe.Horine@quest.com

QUEST SOFTWARE ENTERS BUSINESS SERVICES MANAGEMENT MARKET

Magnum Acquisition Latest Edition to Industry-Leading Foglight Solution

ALISO VIEJO, Calif., May 21, 2007 – Quest Software, Inc. (Nasdaq: QSFT) today announced its entry into the business services management (BSM) market, one of the fastest growing segments of IT systems management, with the acquisition of BSM vendor Magnum Technologies. The addition of Magnum and BSM technology gives Quest the means to bring together many of its market-leading systems management products and strategically integrate data and information into executive dashboards, SLAs, compliance capabilities and business impact analysis. The Quest Foglight® solution for application and services management will use the Magnum capabilities to help organizations connect business-focused IT services to the underlying IT and infrastructure services.

The BSM market is a dynamic area of high innovation that maps business processes to IT services in a more automated and dynamic way. Forrester Research anticipates that the number of enterprises implementing BSM will nearly triple by the end of 2008.1 The addition of Magnum’s BSM capabilities gives Quest a strong presence in this rapidly evolving BSM market.

“Quest is the gold standard in systems management solutions, with adaptive management capabilities at the center of Quest’s value proposition,” said Doug Garn, president of Quest Software. “The joining of Magnum’s BSM technology and Foglight creates the first services management solution in the market that measures business services in real time.”

Garn explained that Quest takes an innovative yet practical approach to BSM that helps customers leverage their existing investments and realize significant cost savings. Quest consolidates data from across the enterprise into a unified view that helps customers understand and manage their businesses most effectively. “This data comes from existing systems management tools, whether they are a broad framework or one of many point domain tools customers have deployed already,” Garn added.

Magnum’s suite of BSM products is built upon an open architecture enabling companies to define and measure business services, incorporating information from already in-place management products. This suite captures and portrays the impact of technology on business functions—the real benefit of BSM solutions.

About Quest Software, Inc.

Quest Software, Inc. delivers innovative products that help organizations get more performance and productivity from their applications, databases and Windows infrastructure. Through a deep expertise in IT operations and a continued focus on what works best, Quest helps more than 50,000 customers worldwide meet higher expectations for enterprise IT. Quest offers the only adaptive application and services management solution that connects business services to infrastructure, end user to database, and production to development to unify IT and the business. Quest Software can be found in offices around the globe and at www.quest.com.

1April 18, 2006, Trends “Implementing BSM.”

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Quest and Quest Software are registered trademarks of Quest Software, Inc. The Quest Software logo and all other Quest Software product or service names and slogans are registered trademarks or trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

Forward Looking Statements

This release may include predictions, estimates and other information that might be considered forward-looking statements, including statements concerning the availability and market acceptance of Foglight. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, including: the impact of adverse changes in general economic conditions on our relationships with customers, strategic partners and vendors; reductions or delays in information technology spending; variations in demand or the size and timing of customer orders; competitive conditions in our various product areas; rapid technological change; risks associated with the development and market acceptance of new products and product strategies; disruptions caused by acquisitions of companies and/or technologies; fluctuating currency exchange rates and risks associated with international operations; the need to attract and retain qualified employees; and other risks inherent in software businesses. For a discussion of these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2005. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

Web Links Referenced in this Release:

Quest Software – www.quest.com

BSM – www.quest.com/application_and_services_management_capabilities/ business_services_ management.aspx

Magnum Technologies – www.magnum-tech.com

Discovery Channel – www.discovery.com